EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 9, 1996, included in the Registration Statement on Form SB-2 of Sunrise Educational Services, Inc. for the registration of 1,382,299 shares of common stock.

                                      /s/ Ernst & Young LLP


Phoenix, Arizona
May 22, 1997